As filed with the Securities and Exchange Commission on August 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONE STOP SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0885351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Knowles

Chief Executive Officer

One Stop Systems, Inc.

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis J. Doucette, Esq.

Procopio, Cory, Hargreaves & Savitch LLP

12544 High Bluff Drive, Suite 400

San Diego, California 92130

(858) 720-6322

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company”. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form S-3 (this “Registration Statement”) is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities that remain unsold by the registrant (the “Unsold Securities”) under the registration statement on Form S-3 (File No. 333-274073), which was declared effective on August 25, 2023 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is registering on this Registration Statement an aggregate of $87,500,000 of such Unsold Securities. The aggregate filing fee paid in connection with such Unsold Securities was $9,642.50 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6) under the Securities Act, the registration fee applicable to the Unsold Securities is being carried forward to this Registration Statement.

Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this Registration Statement, the registrant may issue and sell securities under the Prior Registration Statement until the earlier of (i) the effective date of this registration statement and (ii) February 21, 2027, which is 180 days after the third anniversary of the initial effective date of the Prior Registration Statement (the “Expiration Date”). All offers and sales by the registrant under the Prior Registration Statement will be deemed terminated on the Expiration Date, except to the extent covered by this Registration Statement.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus, will be specified in a prospectus supplement to the base prospectus.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 24, 2026

PROSPECTUS

$100,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $100,000,000 in aggregate dollar amount of shares of our common stock; preferred stock; debt securities; warrants to purchase our common stock, preferred stock or debt securities; subscription rights to purchase our common stock, preferred stock or debt securities; and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.

This prospectus describes the general manner in which the foregoing securities may be offered using this prospectus. Each time we offer securities, we will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on the Nasdaq Capital Market under the symbol “OSS.” On August 10, 2026, the last reported sales price for our common stock on the Nasdaq Capital Market was $12.65 per share. None of the other securities we may offer pursuant to this prospectus are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 10 of this prospectus and any applicable prospectus supplement, before investing in our securities.

The securities described in this prospectus may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 24, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate dollar amount of $100,000,000. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We have provided to you in this prospectus a general description of the securities we may offer.

We may also add, update or change in a prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in such prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “One Stop,” “OSS,” the “Company,” “we,” “us,” and “our” refer to One Stop Systems, Inc., a Delaware corporation.

One Stop Systems, the One Stop Systems logo, and other trademarks or service marks of One Stop Systems appearing in this prospectus are the property of One Stop Systems, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

PROSPECTUS SUMMARY

This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Business Overview

One Stop Systems, Inc. (“OSS” or the “Company”) OSS designs, manufactures, and markets specialized enterprise class high-performance compute, high speed switch fabrics, and storage hardware and software, which are designed to target edge applications for AI/ML, sensor processing, sensor fusion, and autonomy. Edge computing is a form of computing that is done on platform or on site, connected with the data source or the user, rather than in the cloud, minimizing the need for data to be processed remotely. This growing trend increases computing performance and security, as the data does not have to travel to distant datacenter locations. Edge computing is most recognizable in applications such as sensor processing, sensor fusion, autonomy, and AI/ML. To meet the demands at the edge, we offer specialized products and system solutions that consist of computers, switch fabrics, and storage products that incorporate the latest state-of-the art components with embedded proprietary software. Such products and systems allow us to offer high-end solutions to be integrated into edge platforms in our target markets.

The fast-growing edge computing space consists of three major segments. The first segment is comprised of smaller datacenters located near the user - on the edge. These typically include compute and storage racks in environmentally controlled buildings, similar to large cloud datacenters. Suppliers in this space tend to be the same large server and storage manufacturers whose products are used at cloud datacenters. The second segment includes billions of Internet-of-Things (“IOT”) devices that may reside in everything from home appliances to the factory production floor. These IOT devices and applications tend not to be challenged on performance and easily communicate up to the cloud or the datacenters on the edge. OSS does not focus on either of the foregoing segments. The third segment is focused on edge platforms generally on the move or located in challenging environmental conditions. These edge platforms are primarily on land, in the air, or at sea on vehicles that need enterprise class datacenter level performance for sensor processing, sensor fusion, autonomy, and AI/ML applications. This is where OSS’ vision and strategy is aligned, and where we believe that we offer the greatest unique value.

Examples of these applications range from industrial autonomous trucks, to mining equipment and smart agricultural equipment, to military land, sea, and airborne weapon system platforms. Less mobile applications that utilize High Performance Compute ("HPC") and edge computing include items such as medical applications, mobile command centers, and certain datacenters.

Sensor fusion, autonomy and AI capabilities require that these demanding applications be connected to a wide array of data sources and sensors, and to have the ability to quickly access and store large and ever-growing data sets. They must be able to maintain ultra-fast processing power to act on data or process sensor inputs in real time at the edge location, which is independent of whether a high-speed network, like 5G or a tactical data link, connects the edge application back to the distant central data or command centers. Standard servers and storage systems available in the market do not address, and typically will not survive, the edge environment requirements. Although the network or data link, if it exists, may transfer data, or be used for updates, the latency is not acceptable for many of these applications where time is of the essence. This increases the need for enterprise class datacenter level performance using the latest generation of products from companies like NVIDIA, AMD, and Intel. In most of these edge applications, available space is limited and the number of inputs from sensors and other data sources are significant thus requiring high speed switch fabrics like the latest in PCI Express, for which OSS is a recognized expert in the market. In all cases, at the edge, there is a demanding operational environment that requires ruggedized solutions to deliver assured and continued operation, which must be balanced with size weight and power (“SWAP”) requirements. Solutions in this space must not only be light and fit into small volumes, but must also survive drops, subsg-forces, and vibration. Additionally, they must continue to operate at extreme temperatures and in dusty or wet conditions.

Many companies that enter this space tend to offer solutions based on older and lower performance technology, whereas we aim to advance our proprietary state-of-the-art technologies and utilize the latest generation of enterprise class products to help ensure superior performance. We aim to leverage our proven track-record of delivering first-to-market advanced technologies and technical strength, working with the latest high-speed networks like PCI Express, Ethernet, and NVIDIA’s NVLink®. This is in addition to our expertise with rugged servers, compute acceleration, and high-performance flash array storage systems. By combining our knowledge and execution for deploying these systems in challenging environments, we believe we bring the latest commercially available datacenter-level technology and products to this market.

Industry Background and Market Opportunity

The notion of network-based computing dates to the 1960s, but many believe the first use of “cloud computing” in its modern context occurred in 2006 when Google’s then-CEO, Eric Schmidt, introduced the term during an industry conference. Years later, the explosive growth of internet of things (“IoT”) connected devices, along with new applications that require real-time computing power, started to create the drive for edge-computing systems. As the demand for AI on the edge and autonomous vehicles grew, so did the need for high-performance solutions to operate in harsh environments and reduce risk of loss of connectivity to the cloud.

Edge computing is one of the fastest growing markets in the computing space, driven by the need to do more at the edge. The concept of edge computing is simply deploying compute systems closer to the actual user of the system, rather than communicating with a distant cloud computing facility.

Edge compute markets tend to implement sensor processing, sensor fusion, AI/ML, autonomous, and/or semi-autonomous solutions. We believe markets for these products are large and growing. Applications deploying these technologies today, or that we expect to do so in the future, include, without limitation:

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Commercial/Industrial - Trucks, buses, trains, aviation, agriculture, mining, medical, oil & gas, etc.
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Military/Government - Aircraft, rotary winged aircraft, ships, mobile command, mobile radar, submersibles, land vehicles, drones, etc.

We expect these applications to deploy increasingly faster computing systems at lower latencies to meet industry and competitive goals. Whereas the goal used to be for an edge compute platform to perform a single application, such as autonomous navigation, now this has been expanded to include in excess of ten or more AI applications running simultaneously. This expansion requires significantly more compute power and data storage, as well as lower latency, than traditional embedded computers can manage while operating in harsh, challenging, and space constrained environments.

Product Offerings

Our systems are built using the latest CPU, GPU, high speed switch fabrics, and flash storage technologies that draw upon years of expertise in designing and manufacturing custom, semi-custom, as well as standard systems for military and commercial customers. We have a history of being first-to-market with many solutions for emerging technologies. Our technological leadership includes linking different OSS product systems together.

We use leading edge, state-of-the art components from major technology providers to design purpose-built systems that solve customer problems in an efficient, cost-effective manner. We apply the component technology provided by Intel, AMD, NVIDIA, Micron, Broadcom, Microchip, and others to deliver solutions to provide true value to our customers.

Four technologies are fundamental to the edge computing space: edge servers, GPU compute accelerators, flash memory-based storage, and high-speed switch fabric for data acquisition I/O. These technologies enable systems to ingest, process and store data at significantly higher rates than traditional systems. By harnessing these components, customers can process data much more quickly and in a more secure manner and, as a result, turn raw data into advantage in action.

Rugged Edge Servers

While simple AI applications, such as facial recognition to open a door to a secure area, may run on a traditional low power embedded processor, the needs of edge computing applications require datacenter-class server performance brought to a mobile platform. The sheer amount and speed of sensor processing, sensor fusion and AI/ML processing for operating an autonomous vehicle or a mobile weapon system requires multiple high-speed digitizers, high-performance networking, the fastest flash storage devices, and server-class processors. We enable the power of the datacenter to be deployed at the edge without compromising performance by employing groundbreaking ruggedization and cooling technologies for edge servers operating from various vehicle AC and DC power sources in small spaces.

GPU Compute Acceleration

When GPU technology and solid-state flash were first introduced, we began designing systems that maximize the effectiveness of these technologies. We now produce compute-systems with large numbers of GPUs and flash memory that communicate over PCIe and allow faster processing, data storage, and data retrieval. The more GPUs and flash devices available to a server, the faster that system can process and store data.

The capabilities and speed of GPU accelerated computers are driving significant advances in AI and machine learning. Massive amounts of data are collected, stored, and analyzed by today’s sophisticated algorithms. We are enabling the growth of such AI capability by adding scale with rugged systems that complement the highest performance rugged servers.

High Density Solid-State Storage

The proliferation of larger and larger data sets used in edge computing, including AI, is feeding the need for higher capacity and higher performance storage devices. Traditionally, companies have used hard disk drives for their primary storage. Hard disk drive-based systems are being replaced by flash memory-based systems, which offer higher capacity, performance, reliability, and ruggedness. Flash-based storage systems also consume significantly less power. Our solutions offer the highest capacity and performance with the addition of removable media which enables the quick transportation and delivery of massive amounts of data.

Switch Fabrics For High Speed Data

At the front-end of edge compute systems is high speed data acquisition technology through switch fabrics. Depending on the application, data can be generated from a wide array of sensors and inputs. In many cases, such as autonomous driving or a mobile weapon system, platform data is generated through arrays of video, Light Detection and Ranging (“LIDAR”), radar, Forward Looking Infrared (“FLIR”), Radio Frequency (“RF”), and other computationally intensive sensors. Our PCI express based switch fabrics provide the highest speed and lowest latency data acquisition and movement.

When PCIe was introduced in 2005, we were the first company to produce PCIe over cable adapters allowing system-to-system communication at the same speed as internal Input/Output (“I/O”) expansion, significantly reducing latency. Today, we are one of the largest providers of PCIe adapters and expansion components used worldwide.

Business Strategy

We continue to execute our strategic commitment to the rugged edge HPC market, and we believe that our engagement in the markets and with customers, supported by our portfolio of products and solutions, validates this approach. In this portfolio, we are witnessing some of our highest margins, repeat business, and expanding levels of interest. To this end, we have built a five year pipeline of target opportunities in excess of one billion dollars.

Although we are seeing progress, it will continue to take time to pursue, secure, and turn these target opportunities into increased revenue and profits, especially as we secure platform and incumbent positions in the military market. As part of this strategy, we are consistently focusing on expanding the number of customers and platforms while also securing multi-year contract opportunities. We believe this focus provides us with a unique opportunity to drive growth and shareholder value. We will continue to execute current profitable business where we offer product and solution differentiation, but our primary focus will be on our rugged edge HPC strategy.

We continue to see and pursue opportunities in both the commercial/industrial and military/government segments. In our military business, we will leverage commerciality to maintain margins. Commerciality is the ability to use commercial market pricing in defense procurements. We believe a balanced portfolio of commercial and military customers can serve as a strategic benefit in execution of the business, strategy, and growth. We believe that both commercial and military markets are currently seeing an influx of autonomy and AI/ML applications that may be driving market growth and strengthening opportunities. We believe commercial adoption of AI/ML is dramatically moving to the edge across almost all business segments. We believe that military spend on autonomy and AI/ML represents one of the fastest areas of growth as the US and allied nations look to augment existing capabilities and field new sensors, platforms and weapon systems to maintain advantage over adversaries.

During 2025, we expanded our PCIe expansion portfolio with the launch of Ponto, a PCIe Gen 5 datacenter-focused expansion platform, and announced next-generation PCIe Gen 6.0 cable adapters and related expansion products to address emerging high-wattage AI accelerator requirements.

A key element of our business strategy is a product strategy based on technology leadership. We believe a first-to-market strategy is key to our ability to continue to win significant opportunities. As a result, we continue to develop new state-of-the-art products across a range of HPC demand, aiming to provide a unique value proposition for our customers in the targeted spaces. Current engagements for our products in the military space cover various autonomy, sensor fusion and AI/ML applications, including for aircraft, drones, ships, helicopters, and land vehicles, as the Pentagon prioritizes incorporating advanced technologies into their equipment. We have pursued these engagements throughout 2025 by incorporating an AI compute and storage product strategy that applies OSS expertise in three product levels that cover the needs of land, sea and air deployments.

At the high end, we introduced Torrey Break, which is an edge super-computing platform based on the latest PCIe 5.0 technology. We believe that this product is currently the highest performance, most compact supercomputer in the market that can survive the most demanding edge environments, especially those in military programs available today and in the future. It brings to market the latest in Graphics Processing Units (“GPU”), Central Processing Unit (“CPU”), high speed PCI express switch fabric, and memory products in a rugged compact form factor, to meet sensor processing, sensor fusion and AI/ML applications in this space. Torrey Break has lead customer interest from multiple large military prime contractors as well as the U.S. Department of Defense (“DOD”) directly for key, high visibility programs that we are pursuing.

At the mid-level, we have fielded our Short-depth Servers (“SDS”) in many commercial and government program wins due to its flexibility. The SDS provides integrated AI compute, data recording, and storage at a performance level approaching Rigel, suitable for wider market adoption. In 2025, the 3U SDS was adopted by two additional original equipment manufacturer ("OEM") customers in medical and government markets that accounted for two new program wins. These systems utilized our first-to-market advanced cold plate liquid cooling technologies that widen the environments in which the SDS can be deployed. Top commercial applications for the SDS include edge data analytics for applications in medical and autonomy. Top applications for government use include AI sensor fusion, simulation, capturing AI datasets through data recording, and serving high-speed data to crews with our Ion Accelerator™ data storage software in ships, submarines, and aircraft.

At the low end of performance, but with a higher level of ruggedization, we have shipped our Sensor Concentrator, Cernis™ and Donati™ to more government customers. These products create the most compact solution for autonomy, AI/ML, and visualization, such as 360-degree situational awareness. The Sensor Concentrator, Donati CPU/GPU compute and visualization systems are interconnected using the Cernis PCIe switch, creating an optimized data path that takes advantage of OSS low latency breakthroughs in PCIe interconnect, typically found in higher performance products like Torrey Break and SDS servers, while being highly rugged for use in wheeled and tracked land vehicles that require conduction cooling.

Our ability to drive the leading edge of technology is enhanced by our strong relationships with strategic component manufacturers, including NVIDIA (for GPUs, ARM processors and networking), NetList and Micron (for flash memory), Broadcom (for PCIe switch components), Microchip (for vehicle rated switch and functional safety processors), and Intel and AMD (for CPUs). In many cases, we have access to product roadmaps and other technical information relating to future technology. Access to this information allows us to begin our design process well before the future components we are designing even exist. We have also expanded our market relationships to embrace companies in the AI/ML software space. These efforts allow us to establish relationships that enable our ability to offer end-to-end solutions for customers while also creating opportunity for these software companies to standardize on our hardware platforms.

We anticipate that the steps we have taken in implementing our strategy and the fast-growing markets that we are pursuing will help to provide accelerated revenue and margin growth for the Company over the coming years.

Corporate Information

The Company was originally incorporated as a California corporation in 1999, after initially being formed as a California limited liability company in 1998. On December 14, 2017, the Company was reincorporated as a Delaware corporation in connection with its initial public offering. Our principal executive offices are located at 2235 Enterprise Street, Suite 110, Escondido, California 92029. Our telephone number is (760) 745-9883 and our corporate website is http://www.onestopsystems.com. Unless expressly noted, none of the information on our corporate website is part of this prospectus or any prospectus supplement.

Where You Can Find More Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

The Securities We May Offer

With this prospectus, we may offer common stock; preferred stock; debt securities; warrants to purchase our common stock, preferred stock or debt securities; subscription rights to purchase our common stock, preferred stock or debt securities; and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity, if applicable;

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original issue discount, if any;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion, exchange or sinking fund terms, if any;

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conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates, and in the securities or other property receivable upon conversion or exchange;

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ranking;

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restrictive covenants, if any; and

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voting or other rights, if any.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities registered hereunder on a continuous or delayed basis to or through underwriters, dealers or agents, or directly to purchasers. The prospectus supplement, which we will provide to you each time we offer such securities registered hereunder, will set forth the names of any underwriters, dealers or agents involved in the sale of such securities, and any applicable fee, commission, or discount arrangements with them.

The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, including securities convertible into or exercisable for shares of common stock.

Preferred Stock

We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The debt securities may be issued under one or more documents called indentures, which are contracts between our Company and a trustee for the holders of the debt securities, or may be issued without the use of an indenture. If debt securities are issued without the use of an indenture, all the terms of such debt security shall be included in the form of such debt security. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures, if any, or the forms of such debt securities, as applicable, that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and/or forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock, or debt securities, from time to time. We may issue warrants independently or together with common stock, preferred stock, warrants, debt securities, subscription rights, or units, and the warrants may be attached to or separate from such securities. Our board of directors will determine the terms of the warrants.

The warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between our Company and a warrant trustee for the holders of the warrants. We may also choose to act as our own warrant trustee. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the warrant certificates and, if applicable, the warrant indentures, that contain the terms of the warrants. Specific warrant certificates and, if applicable, warrant indentures, will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Subscription Rights

We may offer subscription rights to purchase shares of our common stock or preferred stock, warrants, debt securities, or units. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights. In this prospectus, we have summarized certain general features of the subscription rights under “Description of Subscription Rights.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the subscription rights being offered. We may evidence each series of subscription rights by a separate rights agreement to be entered into between the Company and a bank or trust company, as rights agent. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any rights agreement that describe the terms of the series of subscription rights we are offering before the issuance of the related series of such subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants, debt securities, and/or subscription rights. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered. We may evidence each series of units by unit certificates that we will issue under a separate unit agreement with a unit agent. We may also choose to act as our own unit agent. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any unit agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

* * *

Risk Factors

An investment in our securities involves a high degree of risk. The prospectus supplement relating to a particular offering of securities will contain a discussion of the risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward- looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our headquarters, 2235 Enterprise Street, Suite 100, Escondido, California 92029, during normal business hours.

Information about us is also available at our website at However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

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Our Annual report on Form 10-K for year ended December 31, 2025, filed with the SEC on March 18, 2026;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 6, 2026;

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Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 5, 2026;

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Our Current Reports on Form 8-K filed on January 6, 2026, May 19, 2026 and August 5, 2026;

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The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed by the Company with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 29, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026; and

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Filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to One Stop Systems, Inc., Attn: Chief Executive Officer, 2235 Enterprise Street, Suite #110, Escondido, California 92029, telephone number (760) 745-9983. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through the Nasdaq Capital Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

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the terms of the offer;

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the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

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the purchase price of the securities from us;

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the net proceeds to us from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

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in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

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any public offering price; and

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other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our common stock and preferred stock, certain provisions of our amended and restated certificate of incorporation (“Charter”), amended and restated bylaws (as amended, “Bylaws”), and of the General Corporation Law of the State of Delaware. For more detailed information, please see our Charter and our Bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the General Corporation Law of the State of Delaware. We reincorporated in the State of Delaware on December 14, 2017.

Our Charter provides for one class of common stock. In addition, our Charter authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 60,000,000 shares, all with a par value of $0.0001 per share, of which:

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50,000,000 shares are designated as common stock; and
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10,000,000 shares are designated as preferred stock.

As of July 31, 2026, there were 24,945,188 shares of our common stock outstanding and held of record by approximately 100 stockholders.

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote, including the election of directors. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our Charter or required by law or regulation, all matters to be voted on by our stockholders must be approved by the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.

Dividends

Dividends may be declared and paid on shares of our common stock as and when determined by our board of directors, subject to any preferential dividend or other rights of any then outstanding preferred stock and to the requirements of applicable law. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to share equally, identically and ratably in any dividends that our board of directors may determine to issue from time to time.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares, and there are no redemption or sinking funds provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

There are no shares of preferred stock outstanding. Under the terms of our Charter, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Options

As of July 31, 2026, options to purchase 528,550 shares of our common stock were outstanding, of which, 428,550 were vested and exercisable as of that date.

Restricted Stock Units

As of July 31, 2026, 1,040,231 restricted stock units were outstanding, of which 0 were vested as of that date.

Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Some provisions of Delaware law, our Charter and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders may be called only by chairman of our board of directors, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Removal of Directors

Our Charter provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum

Our Charter provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Charter or Bylaws; (4) any action to interpret, apply, enforce or determine the validity of our Charter or Bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Amendment of Charter Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least two thirds of the total voting power of all of our outstanding voting stock.

The provisions of Delaware law, our Charter and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vinyl Equity. The transfer agent and registrar's address is: Vinyl Equity 18 Lafayette Place Woodmere, New York 11598.

Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “OSS.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more series under an indenture, to be entered into between us and a third party trustee, or may be issued without the use of an indenture. If such debt securities are issued with the use of an indenture, the indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and/or the terms of the debt securities, as applicable. If debt securities are issued without the use of an indenture, all the terms of such debt security shall be included in the form of such debt security. If debt securities are issued, whether pursuant to an indenture or without an indenture, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of debt securities and a description of how the general terms and provisions described below may apply to that series of debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any supplemental indenture describing the terms and conditions of debt securities we are offering before the issuance of such debt securities.

We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

If we issue debt securities pursuant to an Indenture, the following provisions shall apply unless otherwise specified in the applicable prospectus supplement with respect to such issuance of debt securities:

General

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

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the title of the series;

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the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

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the place or places where principal and, if applicable, premium and interest, is payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

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whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

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the provisions, if any, relating to any collateral provided for such debt securities;

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any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

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any events of default, if not otherwise described below under “Events of Default”;

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the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement may be subordinated in right of payment to certain of our outstanding senior indebtedness, including our credit facilities. In addition, we will seek the consent of the holders of any such senior indebtedness, if any, prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness, if any.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

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events requiring adjustment to the conversion or exchange price;

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provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

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any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•
the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•
immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•
we fail to pay any principal or premium, if any, when it becomes due;

•
we fail to pay any interest within 30 days after it becomes due;

•
we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•
certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•
all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•
all lawful interest on overdue interest and overdue principal has been paid; and

•
the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•
the holder gives to the trustee written notice of a continuing event of default;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•
the trustee fails to institute a proceeding within 60 days after such request; and

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•
to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•
to provide for certificated debt securities in addition to uncertificated debt securities;

•
to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•
to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•
reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•
reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•
reduce the principal of or change the stated maturity of the debt securities;

•
make any debt security payable in money other than that stated in the debt security;

•
change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•
waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•
waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•
take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•
to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.
to register the transfer or exchange of such debt securities;

2.
to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.
to compensate and indemnify the trustee; or

4.
to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•
to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that

•
purpose:

•
money;

•
U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•
a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•
in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•
in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•
in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•
certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

If debt securities are issued under an indenture, we will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures, if any, and the debt securities will be governed by, and construed in accordance with, the laws of the State of California.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•
the title of the debt warrants;

•
the offering price for the debt warrants, if any;

•
the aggregate number of the debt warrants;

•
the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•
if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•
the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•
the dates on which the right to exercise the debt warrants will commence and expire;

•
if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•
whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•
information with respect to book-entry procedures, if any;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material U.S. federal income tax considerations;

•
the antidilution provisions of the debt warrants, if any;

•
the redemption or call provisions, if any, applicable to the debt warrants;

•
any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•
any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•
the title of the warrants;

•
the offering price for the warrants, if any;

•
the aggregate number of warrants;

•
the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•
if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•
the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•
the dates on which the right to exercise the warrants shall commence and expire;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material U.S. federal income tax considerations;

•
the antidilution provisions of the warrants, if any;

•
the redemption or call provisions, if any, applicable to the warrants;

•
any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•
any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•
to vote, consent, or receive dividends;

•
receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•
exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•
the price, if any, for the subscription rights;

•
the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•
the number of subscription rights to be issued to each stockholder;

•
the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of One Stop Systems, Inc. as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, incorporated by reference in this prospectus, have been incorporated by reference herein in reliance upon the report of Haskell & White LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in auditing and accounting.

$100,000,000

Common Stock Preferred Stock Debt Securities Warrants Subscription Rights Units

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee		$13,810
Printing and engraving		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*These fees are calculated based on the type of securities offered and/or the number of issuances and accordingly, cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation (“Charter”) and amended and restated bylaws (as amended, “Bylaws”) that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•
any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Charter authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our Bylaws provide that:

•
we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•
we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•
the rights provided in our bylaws are not exclusive.

Our Charter provides that we will indemnify each person who was or is a party, or is or was threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us)

by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Charter provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

The above discussion of our Charter, Bylaws and Delaware law is not intended to be exhaustive and is respectively qualified in its entirety by such Charter, Bylaws and applicable Delaware law.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain standard policies of insurance that provide coverage for certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), against certain liabilities.

To the extent that our directors and officers are indemnified under the provisions contained in our Charter, Bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 16. Exhibits

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

EXHIBIT INDEX

Incorporated by Reference

Number	Exhibit Description	Form	Filing Date	Exhibit	Filed Herewith
1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation.	8-K/A	03/21/2018	3.1

3.2	Second Amended and Restated Bylaws, as amended.	10-K	03/18/2026	3.1

4.1	Specimen Stock Certificate	S‑1/A	01/16/2018	4.1

4.2*	Form of Indenture

4.3*	Form of Senior Debt Security

4.4*	Form of Subordinate Debt Security

4.5*	Form of Warrant Indenture

4.6*	Form of Warrant Certificate

4.7*	Form of Subscription Rights Agreement

4.8*	Form of Unit Agreement

4.9	Description of Capital Stock	10-K	03/24/2022	4.1

5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP				X

23.1	Consent of Haskell & White LLP Independent Registered Public Accounting Firm				X

23.2	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (included on the signature page hereto)				X

25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended

107	Filing Fee Table				X

*To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)

If and when applicable, the Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Escondido, State of California, on August 24, 2026.

ONE STOP SYSTEMS, INC.

By: /s/ Michael Knowles___________

Michael Knowles

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Knowles as the undersigned’s true and lawful attorney-in- fact and agent, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this Registration Statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael Knowles Michael Knowles	President and Chief Executive Officer (Principal Executive Officer) and Director	August 24, 2026

/s/ Daniel Gabel Daniel Gabel	Chief Financial Officer (Principal Accounting and Financial Officer)	August 24, 2026

/s/ Mitchell Herbets Mitchell Herbets	Chairman	August 24, 2026

/s/ Mike Dumont Mike Dumont	Director	August 24, 2026

/s/ Greg Matz Greg Matz	Director	August 24, 2026

/s/ David Bassett David Bassett	Director	August 24, 2026